UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 12, 2012

CBL & ASSOCIATES PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12494	62-154718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 500, 2030 Hamilton Place Blvd, Chattanooga, TN 37421
(Address of principal executive office, including zip code)

(423) 855-0001
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)    CBL & Associates Properties, Inc. (the “Company”) announced that John N. Foy has retired, effective today, as an officer of the Company, and as a director and Vice Chairman of the Company’s Board of Directors and as a member of the Board’s Executive Committee. He will remain available to assist in this transition through the remainder of the year.

(e)    In connection with Mr. Foy’s retirement from the Company, and in recognition of his 44 years of service, the Compensation Committee of the Company’s Board of Directors voted, effective December 12, 2012, to immediately vest all of Mr. Foy’s 51,000 outstanding shares of restricted stock received pursuant to prior stock awards granted under the Company’s stock incentive plan that have varying vesting periods based on the original grant dates applicable to such awards.

Item 7.01	Regulation FD Disclosure.

The Company’s press release announcing Mr. Foy’s retirement is furnished as an exhibit to this report.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
99.1	Press Release – CBL Announces John Foy to Retire

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

/s/ Farzana K. Mitchell
Farzana K. Mitchell
Executive Vice President – Chief
Financial Officer and Treasurer

Date: December 12, 2012